UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2015

VISTEON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15827	38-3519512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (800)-VISTEON

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2015, Visteon Corporation (the “Company”) entered into a Master Confirmation (the “Master Confirmation”) and a Supplemental Confirmation (the “Supplemental Confirmation;” and together with the Master Confirmation, the “ASB Agreement”) with Goldman, Sachs & Co. (the “Counterparty”) to purchase shares of its common stock for an initial payment of $500 million (the “Prepayment Amount”). The ASB Agreement was entered into as part of the Company’s previously announced capital return program.

Under the terms of the ASB Agreement, on June 19, 2015, the Company will pay the Prepayment Amount to the Counterparty and is expected to receive on the same day an initial delivery of approximately 3.7 million shares of the Company’s common stock, which is approximately 80% of the total number of shares of the Company’s common stock expected to be repurchased under the ASB Agreement based on the closing price of the Company’s common stock on June 15, 2015. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the transaction, less an agreed discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the Counterparty may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparty. The final settlement of the transaction under the ASB Agreement is expected to occur by the end of 2015 but may be accelerated at the option of the Counterparty. On June 18, 2015, the Company and the Counterparty entered into an Amendment to the Supplemental Confirmation (the “Amendment”) to amend the first acceleration date.

The foregoing description of the ASB Agreement is qualified in its entirety by reference to the Master Confirmation, the Supplemental Confirmation and the Amendment, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Confirmation, dated as of June 16, 2015, between Visteon Corporation and Goldman, Sachs & Co.

10.2	Supplemental Confirmation, dated June 16, 2015, between Visteon Corporation and Goldman, Sachs & Co.

10.3	Amendment, dated as of June 18, 2015, between Visteon Corporation and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Visteon Corporation

By	/s/ Peter M. Ziparo
Name:	Peter M. Ziparo
Title:	Vice President and General Counsel

Dated: June 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Confirmation, dated as of June 16, 2015, between Visteon Corporation and Goldman, Sachs & Co.

10.2	Supplemental Confirmation, dated June 16, 2015, between Visteon Corporation and Goldman, Sachs & Co.

10.3	Amendment, dated as of June 18, 2015, between Visteon Corporation and Goldman, Sachs & Co.